CHANGE IN CONTROL,
                       SEVERANCE AND EMPLOYMENT AGREEMENT
                                 FOR KAREN FOLEY
                            (Single Trigger; Cutback)

            THIS CHANGE IN CONTROL SEVERANCE AND EMPLOYMENT AGREEMENT (the "Agreement"), is made this 1st day of January, 1997, among HUBCO, Inc. ("HUBCO"), a New Jersey corporation which maintains its principal office at 1000 MacArthur Boulevard., Mahwah, New Jersey, HUDSON UNITED BANK (the "Bank"), a New Jersey chartered commercial bank, with an office at 1000 MacArthur Boulevard., Mahwah, New Jersey (HUBCO and the Bank collectively are referred to herein as the "Company") and KAREN FOLEY (the "Executive").

                                   BACKGROUND

            WHEREAS, the Executive has been employed by HUBCO and the Bank for many years, most recently as First Senior Vice President and Director of Human Resources;

            WHEREAS, the Executive throughout her tenure has worked diligently in her position in the business of HUBCO and the Bank;

            WHEREAS, the Board of Directors of HUBCO and the Bank believe that the future services of the Executive are of great value to HUBCO and the Bank and that it is important for the growth and development of HUBCO and the Bank that the Executive continue in her position;

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                                      -2-


            WHEREAS, if HUBCO receives any proposal from a third person concerning a possible business combination with, or acquisition of equities securities of, the Company, the Board of Directors of HUBCO (the "Board") believes it is imperative that HUBCO and the Bank and the Board be able to rely upon the Executive to continue in her position, and that they be able to receive and rely upon her advice, if they request it, as to the best interests of the Company and its shareholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a proposal;

            WHEREAS, to achieve that goal, and to retain the Executive's services prior to any such activity, the Board of Directors and the Executive have agreed to enter into this Agreement to provide the Executive with continued employment or certain termination benefits in the event of a Change in Control, as hereinafter defined;

            WHEREAS, due to the uncertainties created in certain contracts by the requirement that an executive have "good reason" before any resignation, it is the intention of the Board that, among other things, the Executive is given the right hereunder to resign at any time and for any reason and to receive the payments and benefits provided hereunder if she works for the Company for 90 days following a Change in Control.

            NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of her advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive, each intending to be legally bound hereby agree as follows:

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                                      -3-


            1. Definitions

                  a. Cause. For purposes of this Agreement "Cause" with respect to the termination by the Company of Executive's employment shall mean (i) willful and continued failure by the Executive to materially perform her duties for the Company under this Agreement after at least one warning in writing from the Company's Board of Directors identifying specifically any such material failure and offering a reasonable opportunity to cure such failure; (ii) the willful engaging by the Executive in material misconduct which causes material injury to the Company as specified in a written notice to the Executive from the Board of Directors; or (iii) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board of Directors to refrain from such behavior. No act or failure to act on the part of the Executive shall be considered willful unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. The Company shall have the burden of proving cause by clear and convincing evidence.

                  b. Change in Control.

                        (i) Definition. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events with respect to HUBCO:

                              (A) The acquisition of the beneficial ownership,
            as defined under the Exchange Act, of 25% or more of HUBCO's voting securities or

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                                      -4-


            all or substantially all of the assets of HUBCO by a single person or entity or group of affiliated persons or entities;

                              (B) The merger, consolidation or combination of
            HUBCO with an unaffiliated corporation in which the directors of HUBCO as applicable immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity were directors of HUBCO immediately prior to such transaction and HUBCO's chief executive officer immediately prior to such transaction continues as the chief executive officer of the surviving, new or combined entity; or

                              (C) During any period of two consecutive calendar
            years, individuals who at the beginning of such period constitute the Board of Directors of HUBCO cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by HUBCO's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                              (D) The transfer of all or substantially all of
            HUBCO's assets or all or substantially all of the assets of its primary subsidiaries.

                        (ii) Time of Change in Control. For purposes of this Agreement, a Change in Control of HUBCO shall be deemed to occur on the earlier of:

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                                      -5-


                              (A) The first date on which a single person or
            entity or group of affiliated persons or entities acquire the beneficial ownership of 25% or more of HUBCO's voting securities; or

                              (B) Forty-five (45) days prior to the date HUBCO
            enters into a definitive agreement to merge, consolidate, combine or sell the assets of HUBCO; provided however, that for purposes of any resignation by the Executive, the Change in Control shall not be deemed to occur until the consummation of the merger, consolidation, combination or sale, as the case may be, except if this Agreement is not expressly assumed in writing by the acquiring company, then the Change in Control shall be deemed to occur the day before the consummation; and further provided that if any definitive agreement to merge, consolidate, combine or sell assets is terminated without consummation of the acquisition, then no Change in Control shall have been deemed to have occurred; or

                              (C) The date upon which the election of directors
            occurs qualifying under Section b(i)(C) above.

                  c. Contract Period. "Contract Period" shall mean the period commencing the day immediately preceding a Change in Control and ending on the earlier of (i) two years after the consummation of any event giving rise to the Change in Control or (ii) the date the Executive would attain age 65.

                  d. Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  e. Good Reason. When used with reference to a voluntary termination by Executive of her employment with the Company, "Good Reason" shall mean any of the following, if taken without Executive's express written consent:

                        (i) The assignment to Executive of any duties inconsistent with, or the reduction of authority, powers or responsibilities associated with, Executive's position, title, duties, responsibilities and status with the Company immediately prior to a Change in Control; any removal of Executive from, or any failure to re-elect Executive to, any position(s) or office(s) Executive held immediately prior to such Change in Control. A change in position, title, duties, responsibilities and status or position(s) or office(s) resulting from a Change in Control or from a merger or consolidation of the Company into or with another bank or company shall not meet the requirements of this paragraph if, and only if, the Executive's new title, duties and responsibilities are accepted in writing by the Executive, in the sole discretion of the Executive.

                        (ii) A reduction by the Company in Executive's annual base compensation as in effect immediately prior to a Change in Control or the failure to award Executive any annual increases in accordance herewith;

                        (iii) A failure by the Company to continue any bonus plan in which Executive participated immediately prior to the Change in Control or a failure by the

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                                      -7-


      Company to continue Executive as a participant in such plan on at least the same basis as Executive participated in such plan prior to the Change in Control;

                        (iv) The Company's transfer of Executive to another geographic location outside of New Jersey or more than 25 miles from her present office location, except for required travel on Company's business to an extent substantially consistent with Executive's business travel obligations immediately prior to such Change in Control;

                        (v) The failure by the Company to continue in effect any employee benefit plan, program or arrangement (including, without limitation the Company's 401(k) plan, the Company's pension plan, life insurance plan, health and accident plan, disability plan, or stock option plan) in which Executive is participating immediately prior to a Change in Control (except that the Company may institute or continue plans, programs or arrangements providing Executive with substantially similar benefits); the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under, any of such plans, programs or arrangements; the failure to continue, or the taking of any action which would deprive Executive, of any material fringe benefit enjoyed by Executive immediately prior to such Change in Control; or the failure by the Company to provide Executive with the number of paid vacation days to which Executive was entitled immediately prior to such Change in Control;

                        (vi) The failure by the Company to obtain an assumption in writing of the obligations of the Company to perform this Agreement by any successor to the

      Company and to provide such assumption to the Executive prior to any Change in Control; or

                        (vii) Any purported termination of Executive's employment by the Company during the term of this Agreement which is not effected pursuant to all of the requirements of this Agreement; and, for purposes of this Agreement, no such purported termination shall be effective.

                  f. Voting Securities. "Voting securities" means HUBCO's common stock, together with any preferred stock entitled to vote generally in elections for directors or other matters. With respect to preferred stock, in determining the percentage of beneficial ownership of voting securities, the number of votes to which the holder is entitled in the election of directors with the common holders, and not the number of shares, shall be the basis of the calculation.

            2. Employment. During the Contract Period, the Company hereby agrees to employ the Executive, and the Executive hereby accepts employment upon the terms and conditions set forth herein.

            3. Position. During the Contract Period the Executive shall be employed as the First Senior Vice President and Director of Human Resources of HUBCO and the Bank, or such other corporate or divisional profit center as shall then be the principal successor to the business, assets and properties of the Company, with substantially the same title and the same duties and responsibilities as before the Change in Control. The Executive shall devote her full time and attention to the business of the Company, and shall not during the Contract Period be engaged in any other business activity. This paragraph shall not be construed as preventing the Executive from managing any investments of her which do not require any substantial service on her part in the operation of such investments.

            4. Cash Compensation. The Company shall pay to the Executive compensation for her services during the Contract Period as follows:

                  a. Annual Salary. An annual salary equal to the annual salary in effect as of the Change in Control. The annual salary shall be payable in installments in accordance with the Company's usual payroll method. The annual salary shall not be reduced during the Contract Period.

                  b. Annual Bonus. An annual cash bonus equal to the highest of the bonuses paid to the Executive for the three fiscal years prior to the Change in Control. The bonus shall be payable at the time and in the manner which the Company paid such bonuses prior to the Change in Control.

                  c. Annual Review. The Board of Directors of the Company during the Contract Period shall review annually, or at more frequent intervals which the Board determines is appropriate, the Executive's compensation and shall award her additional compensation to reflect the Executive's performance, the performance of the Company and competitive compensation levels, all as determined in the discretion of the Board of Directors.

            5. Expenses and Fringe Benefits.

                  a. Expenses. During the Contract Period, the Executive shall be entitled to reimbursement for all business expenses incurred by her with respect to the business of

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                                      -10-


the Company in the same manner and to the same extent as such expenses were previously reimbursed to her immediately prior to the Change in Control.

                  b. Supplemental Executive Retirement Plan. During the Contract Period, if the Executive was entitled to benefits under the Company's Supplemental Executive Retirement Plan ("SERP") prior to the Change in Control, the Executive shall be entitled to continued benefits under the SERP after the Change in Control and such SERP may not be modified to reduce or eliminate the accrual of or vesting of such benefits during the Contract Period.

                  c. Club Membership and Automobile. If prior to the Change in Control, the Executive was entitled to membership in a country club and/or the use of an automobile, she shall be entitled to the same membership and/or use of an automobile at least comparable to the automobile provided to her prior to the Change in Control during the Contract Period.

                  d. Other Benefits. The Executive also shall be entitled to vacations and sick days, in accordance with the practices and procedures of the Company, as such existed immediately prior to the Change in Control. During the Contract Period, the Executive also shall be entitled to hospital, health, medical and life insurance, and any other benefits enjoyed, from time to time, by senior officers of the Company, all upon terms as favorable as those enjoyed by other senior officers of the Company. Notwithstanding anything in this paragraph 5(d) to the contrary, if the Company adopts any change in the benefits provided for senior officers of the Company, and such policy is uniformly applied to all officers of the Company (and any successor or acquirer of the Company, if any), including the chief executive officer of such entities, then no such change shall be deemed to be contrary to this paragraph.

            6. Termination for Cause. The Company shall have the right to terminate the Executive for Cause, upon written notice to her of the termination which notice shall specify the reasons for the termination and provide, if practical, an opportunity for the Executive to cure such Cause. In the event of a valid termination for Cause the Executive shall not be entitled to any further benefits under this Agreement.

            7. Disability. During the Contract Period if the Executive becomes permanently disabled, or is unable to perform her duties hereunder for 4 consecutive months in any 12 month period, the Company may terminate the employment of the Executive. In such event, the Executive shall be entitled to the payments and benefits provided under Section 9 hereof as if the Executive had been terminated hereunder without Cause upon such date.

            8. Death Benefits. Upon the Executive's death during the Contract Period, the Executive shall be deemed to terminate without cause as of the date of death and her estate shall be entitled to the payments and benefits provided under Section 9 hereof as if the Executive had been terminated without cause upon such date.

            9. Termination Without Cause or Resignation.

                  a. Termination Without Cause. The Company may terminate the Executive without Cause during the Contract Period by written notice to the Executive.

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                                      -12-


                  b. Resignation for Good Reason in First 90 Days After a Change in Control. For the first 90 days after a Change in Control, the Executive may resign for Good Reason during the Contract Period upon prior written notice to the Company.

                  c. Resignation After First 90 Days. Commencing 90 calendar days after a Change in Control and continuing thereafter during the Contract Period, the Executive may resign for any reason whatsoever and need not specify the reason, upon four weeks written notice to the Company and, for these purposes, the effective date of the resignation and not the date of the notice must be 90 calendar days after the Change in Control.

                  d. Payments and Benefits. If the Company terminates the Executive's employment during the Contract Period without Cause or if the Executive resigns for Good Reason under paragraph 9(b) or for any reason under paragraph 9(c), the Company shall, as promptly as practical but in no event later than 10 business days after the termination of employment pay the Executive a lump sum (the "Lump Sum") equal to 2.0 times the sum of (i) the annual salary paid to the Executive immediately prior to the Change in Control plus (ii) the highest annual incentive bonus paid to the Executive for any fiscal year during each of the three fiscal years immediately prior to the Change in Control. For these purposes, any deferral of salary or bonus by the Executive under the Company's 401(k) plan or otherwise shall be included in salary and bonus. The Company also shall continue to provide the Executive, her spouse and eligible dependents for a period of three years following the termination of employment, with health, hospitalization and medical insurance, as were provided at the time of the Change in Control, at the Company's cost, subject only to the responsibility of the Executive to continue to pay a portion of the premium, as well as co-pays or deductibles in such amounts as were paid by the Executive prior to the termination. The Lump Sum and the benefits provided hereunder shall be subject to Section 10 hereof.

                  e. No Duty to Mitigate. The Executive shall not have a duty to mitigate the damages suffered by her in connection with the termination by the Company of her employment without Cause under paragraph 9(a) or a resignation under paragraphs 9(b) and 9(c) during the Contract Period. The Company shall not be entitled to offset from the payment due to the Executive hereunder any amounts due from or claims against the Executive.

                  f. Legal Fees and Expenses. If the Company fails to pay the Executive the Lump Sum due her under this Agreement or to provide her with the health, hospitalization and medical insurance benefits due under this Agreement, the Executive, after giving 10 days' written notice to the Company identifying the Company's failure, shall be entitled to recover from the Company, monthly upon demand, any and all of her legal fees and other expenses incurred in connection with her enforcement against the Company of the terms of this Agreement.

            10. Certain Reduction of Payments and Benefits.

                  a. Reduction. Anything in this Agreement to the contrary notwithstanding, prior to the payment of the Lump Sum or the benefits payable hereunder in connection with the Executive's termination of employment, the certified public accountants for the Company immediately prior to a Change in Control (the "Certified Public Accountants"), shall determine as promptly as practical and in any event within 20 business days following the termination of employment of Executive whether any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would more likely than not be nondeductible by HUBCO for Federal income purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if it is then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement in connection with the Executive's termination of employment (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by HUBCO because of said Section 280G of the Code.

                  b. Executive Selection of Reductions. If under paragraph (a) of this section the Certified Public Accountants determine that any payment would more likely than not be nondeductible by HUBCO because of Section 280G of the Code, HUBCO shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in her sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount), and shall advise HUBCO in writing of her election within 5 business days of her receipt of notice. If no such election is made by the Executive within such 5-day period, HUBCO may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with
Section 280G(d)(4) of the Code. All determinations made by the Certified Public Accountants shall be binding upon HUBCO and the Executive and shall be made as promptly as practical but in any event within 20 days of a termination of employment of the Executive. HUBCO may suspend for a period of up to 30 days after termination of employment the payment of the Lump Sum and any other benefits due to the Executive under this Agreement until the Certified Public Accounts finish the determination and the Executive (or HUBCO, as the case may be) elect how to reduce the Agreement Payments, if necessary. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as they become due to the Executive under this Agreement.

                  c. Overpayments and Underpayments. As a result of the uncertainty in the application of Section 280G of the Code, it is possible that Agreement Payments may have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which will have not been made by HUBCO could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Certified Public Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against HUBCO or Executive which said Certified

Public Accountants believe has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to HUBCO together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by Executive to HUBCO in and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Certified Public Accountants, based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

            11. Non-Disclosure of Confidential Information.

                  a. Non-Disclosure of Confidential Information. Except in the course of her employment with the Company and in the pursuit of the business of the Company or any of its subsidiaries or affiliates, the Executive shall not, at any time during or following the Contract Period, disclose or use, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates. The Executive agrees that, among other things, information concerning the identity of and the Company's relations with its customers is confidential information.

                  b. Specific Performance. Executive agrees that the Company does not have an adequate remedy at law for the breach of this section and agrees that she shall be subject to injunctive relief and equitable remedies as a result of the breach of this section. The invalidity or unenforceability of any provision of this Agreement shall not affect the force and effect of the remaining valid portions. No violation of this Section 11 shall entitle the Company to withhold any payment or benefit due the Executive hereunder.

                  c. Survival. This section shall survive the termination of the Executive's employment hereunder and the expiration of this Agreement.

            12. Term and Effect Prior to Change in Control.

                  a. Term. Except as otherwise provided for hereunder, this Agreement shall commence on the date hereof and shall remain in effect for a period of 3 years from the date hereof (the "Initial Term") or until the end of the Contract Period, whichever is later. The Initial Term shall be automatically extended for an additional one year period on the anniversary date hereof (so that the Initial Term is always 3 years) unless on or before such date the Board of Directors of HUBCO by resolution passed by a majority vote of the Directors then in office, votes not to extend the Initial Term any further. The Company shall promptly advise the Executive in writing of the passage of such resolution and if it fails to do so the passage of such resolution shall be ineffective.

                  b. No Effect Prior to Change in Control. Prior to a Change in Control, this Agreement shall not affect any rights of the Company to terminate the Executive or the benefits payable to the Executive. The rights and liabilities provided hereunder shall only become effective upon a Change in Control. If the employment of the Executive by the Company is ended for any reason whatsoever prior to a Change in Control, this Agreement shall thereafter be of no further force and effect.

            13. Compensation and Benefits Provided Not in Derogation of Other Benefits. Anything to the contrary herein contained notwithstanding, the payment or obligation to pay any monies, or granting of any benefits, rights or privileges to Executive as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Executive now has or will have under any plans or programs of or agreements with the Company, except that the Executive shall not be entitled to the benefits of any other plan or program of the Company or agreement with the Company expressly providing for severance or termination pay or post-employment medical benefits. In furtherance of the foregoing, this Agreement is not in derogation of, but rather supplemental to, the rights and benefits of the Executive, if any, under any stock option plan, restricted stock plan, pension plan, 401(k) plan and SERP.

            14. Notice. During the Contract Period, any notice of termination of the employment of the Executive by the Company or by the Executive to the Company shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth, if necessary, in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment of the Executive or from the Company under the provision so indicated; (iii) specify a date of termination, which shall be not less than four weeks nor more than six weeks after such Notice of Termination is given, except in the case of termination of employment by the Company of the Executive for Cause pursuant to Section 6 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given by personal delivery or, if the individual is not personally available, by certified mail to the last known address of the individual. Upon the death of the Executive, no Notice of Termination need be given.

            15. Payroll and Withholding Taxes. All payments to be made or benefits to be provided hereunder by the Company shall be subject to applicable federal and state payroll or withholding taxes. Any Gross-Up Payment shall be made in the form of withholding taxes and shall not be paid to the Executive, but shall be sent to the IRS in the ordinary course of the Company's payroll withholding.

            16. Miscellaneous. This Agreement is the joint and several obligation of HUBCO and the Bank. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with, the laws of New Jersey. This Agreement supersedes all prior agreements and understandings with respect to the matters covered hereby. The amendment or termination of this Agreement may be made only in a writing executed by the Company and the Executive, and no amendment or termination of this Agreement shall be effective unless and until made in such a writing. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the assets of the Company. This Agreement is personal to the Executive and the Executive may not assign any of her rights or duties hereunder but this Agreement shall be enforceable by the Executive's legal representatives, executors or administrators. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF, HUBCO, Inc. and Hudson United Bank each have caused this Agreement to be signed by their duly authorized representatives pursuant to the authority of their Boards of Directors, and the Executive has personally executed this Agreement, all as of the day and year first written above.

ATTEST:                             HUBCO, INC.


/s/ D. Lynn Van Borkulo-Nuzzo       By: /s/ Charles F.X. Poggi
-----------------------------       ------------------------------
D. Lynn Van Borkulo-Nuzzo,          Charles F.X. Poggi,
Secretary                           Chairman of the Compensation Committee

ATTEST:                             HUDSON UNITED BANK


/s/ D. Lynn Van Borkulo-Nuzzo       By: /s/ Charles F.X. Poggi
-----------------------------       ------------------------------
D. Lynn Van Borkulo-Nuzzo,          Charles F.X. Poggi,
Secretary                           Chairman of the Compensation Committee

WITNESS:


/s/ Kenneth T. Neilson              /s/ Karen Foley
-----------------------------       ------------------------------
Kenneth T. Neilson                  Karen Foley